Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Page(s)
Report of Independent Auditors’	F-1–F-2

Statement of Financial Position at December 31, 2004 (Predecessor), December 31, 2005 (Successor) and June 30, 2006 (Successor, Unaudited)	F-3

Statement of Operations for the Year Ended December 31, 2004 (Predecessor), for the Period From January 1, 2005 to September 30, 2005 (Predecessor), for the Period From October 1, 2005 to December 31, 2005 (Successor) and for the Six Months Ended June 30, 2005 (Predecessor, Unaudited) and 2006 (Successor, Unaudited)	F-4

Statement of Changes in Member’s Equity for the Year Ended December 31, 2004 (Predecessor), for the Period From January 1, 2005 to September 30, 2005 (Predecessor), for the Period From October 1, 2005 to December 31, 2005 (Successor) and for the Six Months Ended June 30, 2005 (Predecessor, Unaudited) and 2006 (Successor, Unaudited)	F-5

Statement of Cash Flows for the Year Ended December 31, 2004 (Predecessor), for the Period From January 1, 2005 to September 30, 2005 (Predecessor), for the Period From October 1, 2005 to December 31, 2005 (Successor) and for the Six Months Ended June 30, 2005 (Predecessor, Unaudited) and 2006 (Successor, Unaudited)	F-6

Notes to Financial Statements	F-7–F-17

Report of Independent Auditors

To the Board of Directors and Member of Jetrion LLC

In our opinion, the accompanying statement of financial position and the related statements of operations, changes in member’s equity and cash flows present fairly, in all material respects, the financial position of Jetrion LLC at December 31, 2004 (Predecessor), and the results of its operations and its cash flows for the year then ended and for the period from January 1, 2005 to September 30, 2005 (Predecessor), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Detroit, Michigan

March 6, 2007

Report of Independent Auditors

To the Board of Directors and Member of Jetrion LLC

In our opinion, the accompanying statement of financial position and the related statements of operations, changes in member’s equity and cash flows present fairly, in all material respects, the financial position of Jetrion LLC at December 31, 2005 (Successor), and the results of its operations and its cash flows for the period from October 1, 2005 to December 31, 2005 (Successor), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Detroit, Michigan

March 6, 2007

Statement of Financial Position

	Predecessor December 31, 2004	Successor December 31, 2005	(Unaudited) Successor June 30, 2006
Assets
Current assets
Accounts receivable, net	$1,363,443	$1,570,572	$3,150,501
Unbilled service fees	201,959	870,162	520,145
Inventories	709,719	2,008,691	1,684,696
Prepaid expenses and other	37,600	38,671	19,386

Total current assets	2,312,721	4,488,096	5,374,728
Property, equipment and leasehold improvements, net	1,596,743	4,480,360	3,116,770
Intangible assets, net	—	4,116,504	3,873,512
Goodwill	—	11,428,749	11,428,749

Total assets	$3,909,464	$24,513,709	$23,793,759

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$263,573	$384,414	$459,951
Accrued liabilities	769,845	2,388,923	1,812,404
Unearned service fees	354,917	—	103,507

Total current liabilities	1,388,335	2,773,337	2,375,862
Deferred rent obligations	—	3,075	50,780
Financing obligation	—	1,669,798	—

Total liabilities	1,388,335	4,446,210	2,426,642
Member’s equity
Member’s net investment	16,862,715	21,615,273	24,340,279
Accumulated deficit	(14,341,586)	(1,547,774)	(2,973,162)

Total member’s equity	2,521,129	20,067,499	21,367,117

Total liabilities and member’s equity	$3,909,464	$24,513,709	$23,793,759

The accompanying notes are an integral part of these financial statements.

Statement of Operations

				Unaudited
	Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months Ended June 30, 2006
Revenues
Product sales	$3,942,750	$5,747,935	$2,180,718	$3,917,464	$4,833,943
Research and development services	459,172	1,990,977	923,926	1,081,593	1,871,155

Total revenues	4,401,922	7,738,912	3,104,644	4,999,057	6,705,098
Cost and operating expenses
Cost of product sales	3,144,984	4,441,960	1,481,297	3,243,057	3,622,039
Cost of research and development services	475,466	1,442,814	751,128	822,577	1,088,098
Research and development expense	1,561,765	1,446,039	1,376,776	1,007,962	1,222,999
Selling, general and administrative	4,164,825	3,580,389	1,039,387	2,239,761	2,196,455

Total costs and operating expenses	9,347,040	10,911,202	4,648,588	7,313,357	8,129,591

Loss from operations	(4,945,118)	(3,172,290)	(1,543,944)	(2,314,300)	(1,424,493)
Other nonoperating expenses (income)
Other, net	(525)	(11,529)	3,830	(9,499)	895

Loss before taxes	(4,944,593)	(3,160,761)	(1,547,774)	(2,304,801)	(1,425,388)

Provision for income taxes	—	—	—	—	—

Net loss	$(4,944,593)	$(3,160,761)	$(1,547,774)	$(2,304,801)	$(1,425,388)

The accompanying notes are an integral part of these financial statements.

Statement of Changes in Member’s Equity

				Unaudited
	Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months Ended June 30, 2006
Balances at beginning of period	$1,086,262	$2,521,129	$—	$2,521,129	$20,067,499
Net loss	(4,944,593)	(3,160,761)	(1,547,774)	(2,304,801)	(1,425,388)
Member’s initial investment	—	—	20,250,000	—	—
Net change in member’s net investment	6,379,460	4,425,459	1,365,273	3,535,243	2,725,006

Balances at end of period	$2,521,129	$3,785,827	$20,067,499	$3,751,571	$21,367,117

The accompanying notes are an integral part of these financial statements.

Statement of Cash Flows

				Unaudited
	Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months Ended June 30, 2006
Cash flows from operating activities
Net loss	$(4,944,593)	$(3,160,761)	$(1,547,774)	$(2,304,801)	$(1,425,388)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization of equipment and leasehold improvements	240,077	206,377	53,172	136,807	133,618
Amortization of intangible assets	—	—	121,496	—	242,992
Acquired in-process research and development	—	—	858,000	—	—
Deferred rent obligations	—	—	3,075	—	47,705
Increase (decrease) in cash attributable to changes in assets and liabilities
Accounts receivable	(912,724)	(671,576)	464,447	(1,194,834)	(1,579,929)
Unbilled service fees	(201,959)	(340,949)	(717,254)	(170,720)	350,017
Inventories	(442,724)	(634,543)	(386,595)	(513,749)	323,995
Prepaid expenses and other	(37,500)	22,500	(23,571)	22,500	19,285
Accounts payable	48,157	237,414	(116,573)	176,322	75,537
Accrued liabilities	47,811	894,436	655,973	125,107	(576,519)
Unearned service fees	354,917	(200,841)	(154,076)	325,642	103,507

Net cash used in operating activities	(5,848,538)	(3,647,943)	(789,680)	(3,397,726)	(2,285,180)

Cash flows from investing activities
Expenditures for equipment and leasehold improvements	(530,922)	(777,516)	(575,593)	(137,517)	(439,826)

Net cash used in investing activities	(530,922)	(777,516)	(575,593)	(137,517)	(439,826)

Cash flows from financing activities
Net increase in member’s net investment	6,379,460	4,425,459	1,365,273	3,535,243	2,725,006

Net cash provided by financing activities	6,379,460	4,425,459	1,365,273	3,535,243	2,725,006

Increase (decrease) in cash	—	—	—	—	—
Cash
Beginning of year	—	—	—	—

End of year	$—	$—	$—	$—	$—

Supplemental cash flow information
Significant noncash investing and financing activities
Business combination (Note 2)	$—	$—	$20,250,000	$—	$—
Changes in property and financing obligation (Note 7)	—	—	1,645,000	—	(1,686,538)
Interest capitalized on property and financing obligation	—	—	24,798	—	16,740

The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements

1.	Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Jetrion LLC (the “Company”) is a single member limited liability corporation and is a wholly owned subsidiary of Flint Group North America Corporation (the “Parent”). At the end of business on September 30, 2005, the Parent, including the Company, was acquired by Aster 1 S.A., a company incorporated and domiciled in Luxembourg (Note 2).

The Company is a digital printing company that offers digital ink products and services to industrial and commercial printers. The Company sells its products primarily through its own sales personnel.

Basis of Presentation

The financial statements have been presented on a comparative basis. For periods prior to the acquisition (Note 2), the Company is referred to as the Predecessor. For periods after the acquisition, it is referred to as the Successor. Due to the acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods.

The financial statements have also been prepared on a carve-out basis. Operating expenses of the Company include allocations of general corporate overhead related to the Parent’s corporate headquarters and common support activities, including information systems, product development, accounting and finance, corporate insurance programs, treasury facilities, legal services and human resources (Note 6). These costs are charged to the Company based on usage or similar allocation methodologies.

Although the Company’s management believes the allocations and charges for such services to be reasonable, the costs of these services charged to the Company are not necessarily indicative of the costs that would have been incurred had the Company been a stand-alone entity or what they will be in the future.

Cash

The Parent manages cash on a centralized basis. Cash receipts associated with the Company’s business are received directly by the Parent, and the Parent directly funds the Company’s disbursements. All cash activity is recorded as a component of member’s net investment.

Accounts Receivable

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the receivables, determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information.

Inventories

Inventories, which consist of raw materials, work-in-process and finished inks and hardware, are stated at the lower of cost or market. Cost of inventories includes material and conversion costs and is determined using the last-in, first-out (“LIFO”) method. There was no liquidation of LIFO inventory layers during the periods presented.

Notes to Financial Statements

Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are stated at cost. Property consists of the leased facility as described in Note 7. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of estimated useful lives or the terms of the related leases.

Major renewals or betterments are capitalized, while repair and maintenance expenditures are charged to operations as incurred. The cost and accumulated depreciation or amortization of equipment and leasehold improvements disposed of or sold are eliminated from the respective accounts, and the resulting gain or loss is recorded in operations

Intangible Assets

Intangible assets include developed technology, trademark and tradename, and customer relationships. Related amortization is computed on a straight-line basis over the term of the underlying agreement or the estimated life of the asset. The straight-line method of amortization allocates the cost of the intangible assets to operations in proportion to the amount of economic benefits obtained by the Company in each reporting period. Amortization expense related to developed technology is included in cost of product sales and amortization expense for trademark and tradename and customer relationships is included in selling, general and administrative expenses in the statement of operations.

Goodwill

Goodwill represents the excess purchase price over the fair value of assets acquired and liabilities assumed. Goodwill is not amortized, but is tested for impairment annually or at the time of a triggering event. The carrying value of goodwill is assessed by comparing the estimated fair value of the business to the corresponding carrying value, including goodwill. Annual impairment testing is prepared on a stand-alone basis each September. No impairments have been recognized.

Asset Impairment Assessments

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the asset compared to its carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value, based on discounted estimated future cash flows.

Rent Expense and Deferred Rent Obligation

Rent expense under noncancellable operating leases with scheduled rent increases or free rent periods are accounted for on a straight-line basis over the lease term beginning on the date of initial possession. The Company’s lease agreement includes an escalation clause in minimum base rent that has been included in minimum lease payments and considered in the straight-line rent calculation. Differences between the recognized rent expense utilizing the straight-line method and amounts payable under the lease are recorded as deferred rent obligations.

Revenue Recognition

The Company recognizes revenue from sales of products when there is evidence of a sales agreement, the delivery of goods has occurred (i.e. title and risk have transferred), the sales price is fixed or determinable and collectibility is reasonably assured. Estimates for returns and other allowances are recorded as a reduction of revenues in the period the related revenues are recognized. These estimates are based upon historical experience and information currently available to management. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Notes to Financial Statements

The Company enters into contracts with customers to perform research and development services. Revenue under these contracts is recognized using a proportional performance method based on costs incurred compared to total estimated costs. Revenue recognition is limited to the amount the Company is contractually entitled to collect at each period end date. Revenue recognized in excess of amounts billed is reflected in the statement of financial position as unbilled service fees. Cash collections in excess of revenue recognized are reflected as unearned service fees. In the event that contracts have milestone payments to be made only upon completion of a specific objective, revenue is deferred until the objective is met. The contracts provide the customer with exclusive rights to use any patents developed as part of the contract for a period of time after contract completion, generally five years. Certain contracts may require the Company to pay royalties to the customer in the event that the Company uses the patents or technology developed to generate revenue with other customers. Certain contracts also may require the customer to pay royalties to the Company.

Shipping and Handling

The Company records shipping and handling costs in cost of product sales. Freight billed to customers is recorded in revenues.

Research and Development

Research and development costs are charged to expense as incurred.

Advertising

Advertising includes advertising, promotion and trade fair costs, which are expensed as incurred. Expense for the periods presented is as follows:

			(Unaudited)
Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months June 30, 2006
$170,067	$87,188	$17,325	$45,960	$52,809

Income Taxes

Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect for the periods in which the differences are expected to reverse. Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

As a limited liability corporation, the Company’s operating results are included in the Parent’s U.S. and state income tax returns. Income tax information presented in the Company’s financial statements has been determined on a separate return basis.

Fair Value of Financial Instruments

The Company considers that the carrying amount of financial instruments, including accounts receivable, accounts payable and accrued liabilities, approximates fair value due to their short maturities.

Notes to Financial Statements

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of accounts receivable. Management believes that the risks associated with these financial instruments are minimal. The Company’s accounts receivable are derived from revenue earned from customers primarily located in the United States. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. When required, an allowance for potential credit losses is maintained and such losses have historically been within management’s expectations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.

Segment Information

The Company’s business is organized, managed and internally reported as a single segment.

Recently Issued Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material effect on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29. The provisions of this statement are effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The adoption of SFAS No. 153 did not have a material effect on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 established new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS 154 supersedes Accounting Principles Bulletin (APB) Opinion 2, Accounting for Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, though it carries forward the guidance of those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity and error corrections. This statement is effective for accounting changes and error corrections made in years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005. The Company does not expect the adoption of SFAS No. 154 to have a material effect on its financial statements.

Notes to Financial Statements

In June 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We are currently in the process of evaluating the effect the adoption of this interpretation will have on the Company; the Company does not expect it to have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“FAS 158”). FAS 158 requires employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. The provisions of FAS 158 are effective as of the end of the fiscal year ending after June 15, 2007. We are currently in the process of evaluating the effect the adoption of this interpretation will have on the Company; the Company does not expect it to have a material effect on its financial statements.

2.	Business Combination

On July 16, 2005, Aster 1 S.A. entered into a purchase agreement to acquire 100% of the share capital of Flint Ink Corporation, which owns 100% of the member equity of Jetrion LLC. The purchase was closed at the end of business on September 30, 2005. The cost of net assets acquired was $20,250,000, which was allocated to the Company was based on a multiple of projected 2005 revenues, consistent with like transactions in the digital industry. The transaction was accounted for as a purchase. Fair values were estimated by management based on information currently available, including third-party valuation and estimates of future operating results. The primary method used in determining fair value estimates was the income approach, which attempts to estimate the income producing capability of the asset.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

	Useful Life (Years)
Current assets		$3,825,123
Equipment and leasehold improvements		2,288,141
Identifiable intangible assets
Developed technology	5	738,000
Trademark and tradename	9	1,000,000
Customer relationships	11	2,500,000
Goodwill		11,428,749
In-process research and development		858,000

Total assets acquired		22,638,013
Current liabilities		(2,388,013)

Total liabilities assumed		(2,388,013)

Net assets acquired		$20,250,000

Notes to Financial Statements

No amounts of goodwill are expected to be deductible for tax purposes. Acquired in-process research and development was written off at the date of acquisition and recorded in general and administrative expenses. In-process research and development was expensed as the ultimate commercialization of the products is uncertain and the technology has no alternative use. The fair value of each of the in-process research and development projects was determined based on an income approach, which attempts to estimate the income producing capability of the asset.

3.	Selected Financial Statement Information

Accounts Receivable, Net

	Predecessor December 31, 2004	Successor December 31, 2005	(Unaudited) Successor June 30, 2006
Accounts receivable	$1,458,807	$1,672,628	$3,201,822
Less: Allowance for doubtful accounts	(95,364)	(102,056)	(51,321)

	$1,363,443	$1,570,572	$3,150,501

For the years ended December 31, 2004 and 2005 and the six months ended June 30, 2006, one customer accounted for approximately 23%, 6% and 5% of accounts receivable and 25%, 22% and 9% of revenues, respectively.

Inventories

	Predecessor December 31, 2004	Successor December 31, 2005	(Unaudited) Successor June 30, 2006
Raw materials	$243,808	$552,710	$408,819
Work-in-process	—	236	—
Finished goods—Ink	264,678	174,626	187,016
Finished goods—Hardware	237,213	1,114,957	931,906

	745,699	1,842,529	1,527,741
Less
LIFO reserve	14,020	223,462	224,255
Allowance for obsolete inventory	(50,000)	(57,300)	(67,300)

	$709,719	$2,008,691	$1,684,696

Notes to Financial Statements

Property, Equipment and Leasehold Improvements, Net

	Useful Life (Years)	Predecessor December 31, 2004	Successor December 31, 2005	(Unaudited) Successor June 30, 2006
Property (Note 7)	—	$—	$1,669,798	$—
Leasehold improvements	7-10	469,404	94,411	990,439
Machinery and equipment	10	1,848,916	1,600,359	1,931,507
Furniture and fixtures	10	240,191	97,313	289,614
Construction-in-progress		13,400	1,071,652	92,000

		2,571,911	4,533,533	3,303,560
Less: Accumulated depreciation		(975,168)	(53,172)	(186,790)

		$1,596,743	$4,480,361	$3,116,770

Intangible Assets, Net

	December 31, 2005
	Cost	Accumulated Amortization	Total
Developed Technology	$738,000	$(36,900)	$701,100
Trademark and tradename	1,000,000	(27,778)	972,222
Customer relationships	2,500,000	(56,818)	2,443,182

	$4,238,000	$(121,496)	$4,116,504

	June 30, 2006 (Unaudited)
	Cost	Accumulated Amortization	Total
Developed Technology	$738,000	$(110,700)	$627,300
Trademark and tradename	1,000,000	(83,333)	916,667
Customer relationships	2,500,000	(170,455)	2,329,545

	$4,238,000	$(364,488)	$3,873,512

Future amortization expense for intangible assets at December 31, 2005, is as follows:

2006	$485,984
2007	485,984
2008	485,984
2009	485,984
2010	449,084
Thereafter	1,723,484

$4,116,504

Notes to Financial Statements

Accrued Liabilities

	Predecessor December 31, 2004	Successor December 31, 2005	(Unaudited) Successor June 30, 2006
Accrued compensation and benefits	$612,261	$1,576,484	$1,043,330
Accrued vendor invoices	89,968	691,567	647,077
Accrued legal fees	—	—	60,000
Accrued freight	60,000	43,000	48,000
Other	7,616	77,872	13,997

	$769,845	$2,388,923	$1,812,404

4.	Defined Contribution and Incentive Plans

The Company has a 401(k) retirement savings plan whereby eligible employees may contribute up to 100% of their earnings before taxes, not to exceed annual amounts allowed under the Internal Revenue Code. No Company contributions are required by the plan.

Key employees entered into retention bonus agreements with the Parent totaling $1,237,500. Bonus amounts vested 50% upon change of control and have been expensed in the amount of $618,750 at September 30, 2005. The remaining 50% vests ratably over the period from October 2005 to September 2006, contingent upon continued employment. For the period from October 1 to December 31, 2005 (Successor) and for the six months ended June 30, 2006 (Successor, Unaudited), $196,877 and $225,000 was expensed, respectively.

The Company has both a Short (“STI”) and Long-Term (“LTI”) Incentive Compensation Plan for key employees. The amount available for award under the STI plan is dependent on the performance of the Company compared to budgeted revenue, earnings and cash flow, minimum return and ceiling net income, as defined by the plan. Expense for the periods presented is as follows for the STI:

			(Unaudited)
Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months Ended June 30, 2006
$437,939	$423,200	$140,453	$303,519	$143,482

Notes to Financial Statements

The LTI Plan, as amended and restated on December 16, 2005, establishes long term incentive goals and rewards. Such awards are intended to provide continuing emphasis on specified performance goals that the Board of Directors considers to be important contributors to long-term shareholder value. Awards are payable only if specified performance goals are met. The performance goals are based on revenue and cash flow. No expense has been recorded as achievement of the performance goals is not anticipated. The LTI Plan also has provisions for a specified payment in the event of a change in control (Note 8).

5.	Income Taxes

The Company’s effective tax rate differs from the U.S. federal statutory rate of 35% primarily due to the Company providing a valuation allowance against deferred tax assets. The provision for income taxes is as follows:

				(Unaudited)
	Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months Ended June 30, 2006
Current	$—	$—	$—	$—	$—
Deferred	1,722,102	1,098,378	540,433	802,592	491,970
Change in valuation allowance	(1,722,102)	(1,098,378)	(540,433)	(802,592)	(491,970)

Net income tax provision	$—	$—	$—	$—	$—

Temporary differences comprising the net deferred tax assets and liabilities are as follows:

	Predecessor December 31, 2004	Successor December 31, 2005	(Unaudited) Successor June 30, 2006
Inventories	$69,935	$144,933	$89,183
Depreciation and amortization	276,313	318,184	295,834
Intangible assets	—	1,440,776	1,355,729

Total deferred tax liabilities	346,248	1,903,893	1,740,746
Allowance for doubtful accounts	33,377	35,720	17,962
Compensation and benefits	181,526	544,838	387,935
Net operating loss carryforwards	5,100,715	6,159,326	6,673,460
Other	158	10,825	175

Total deferred tax assets	5,315,776	6,750,709	7,079,532

Valuation allowance	(4,969,528)	(4,846,816)	(5,338,786)

Net deferred tax assets	346,248	1,903,893	1,740,746

Net deferred income taxes	$—	$—	$—

The realization of deferred tax assets is dependent upon the Company’s ability to generate sufficient future taxable income. Historically, the Company has generated operating losses, and management does not anticipate future taxable income sufficient to realize the recorded deferred tax assets. Therefore, a full valuation allowance has been recorded.

Notes to Financial Statements

6.	Transactions with the Parent

The financial statements include allocations of Parent expenses as set out in the table below. Expenses are allocated based on a percentage of the Company’s revenue, square footage occupied and approximate head-count usage, as applicable to the related allocable expenses. Management believes that the allocation methodology used is reasonable. The expenses allocated are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent entity and had otherwise managed these functions.

Allocated costs included in the statement of operations and recorded as selling, general and administrative expenses are as follows:

			(Unaudited)
Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months Ended June 30, 2006
$1,281,322	$914,990	$320,251	$603,437	$602,879

At each period end, amounts due to or from the Parent are cleared through the member’s net investment account. The Company is funded exclusively by the Parent. As the Company has no formal agreement with the Parent and has no ability to repay the funding, the net investment by the Parent is treated as an equity contribution. No interest is received or charged on debit or credit balances which exist during the period. Had the Company been a stand alone entity, it may not have been able to obtain needed debt at favorable rates.

7.	Commitments

The Company leases office, warehouse and manufacturing space under an operating lease. The current lease, which began in 2005, expires in 2013, with renewal options through 2018. The Company was involved in the construction of the leased facility beginning in 2005. The facility was capitalized as property, with the recognition of a corresponding financing obligation, in the Company’s balance sheet during the construction period in accordance with Emerging Issues Task Force No. 97-10, The Effect of Lessee Involvement in Asset Construction. Upon completion of the construction, the Company determined that this transaction qualifies as a sale-leaseback transaction and derecognized the property and related financing obligation in March 2006. Prior to the current lease, the Company leased a similar facility. The Company also leases office and manufacturing equipment and vehicles under cancellable lease agreements. Future minimum lease payments under the noncancelable facility lease, excluding common area maintenance expenses, at December 31, 2005, were as follows:

2006	$139,005
2007	186,627
2008	188,361
2009	190,110
2010	191,880
Thereafter	438,045

Total future minimum lease payments	$1,334,028

Notes to Financial Statements

Rent expense for the periods presented is as follows:

			(Unaudited)
Predecessor Year Ended December 31, 2004	Predecessor January 1, 2005 to September 30, 2005	Successor October 1, 2005 to December 31, 2005	Predecessor Six Months Ended June 30, 2005	Successor Six Months Ended June 30, 2006
$87,594	$67,139	$21,562	$45,453	$94,329

8.	Subsequent Event

The Company was acquired by Electronics for Imaging, Inc. (EFI) for $40 million in cash under an agreement dated October 31, 2006.

As a result of the change in control of the Company from the Parent to EFI, provisions of the LTI Plan indicate that participants of the plan will be entitled to payment of monetary awards as specified in the Plan. The total amount to be paid by the Parent to participants will be $7.25 million.